Exhibit 10.2

COMPANY SUPPORT & LOCK-UP AGREEMENT

THIS COMPANY SUPPORT & LOCK-UP AGREEMENT (this “Agreement”), dated as of April 3, 2023, is made by and among Avila Energy Corporation, an Alberta corporation (the “Company”), Insight Acquisition Corp., a Delaware corporation (the “SPAC”), and the individual or entity whose name appears in the signature block to this Agreement.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, the SPAC and certain acquisition entities are entering into a Business Combination Agreement (the “BCA”) providing for, among other things, the combination of the Company and the SPAC (as further described in the BCA, the “Business Combination”) by way of an arrangement on the terms and subject to the conditions set forth in a plan of arrangement under Section 193 of the Business Corporations Act (Alberta) (the “Arrangement”), pursuant to which, among other things, the SPAC will continue from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act (Alberta) (the “AB PubCo,” and references herein to the SPAC from and after such continuance shall be deemed to refer to AB PubCo) and a wholly-owned subsidiary of AB PubCo will merge with the Company to form one corporate entity with the same effect as if they had amalgamated under Section 181 of the Business Corporations Act (Alberta) (the “Amalgamation”);

WHEREAS, as a condition and inducement to the SPAC entering into the BCA, the SPAC has required that (i) Leonard Van Betuw (the “Core Securityholder”) and (ii) each Company Earnout Participant (as defined in the BCA) (together with the Core Securityholder, the “Covered Securityholders”) agree, and each such Covered Securityholder has agreed, to enter into an agreement in the form of this Agreement (each such agreement, a “Support & Lock-Up Agreement”) and abide by the covenants and obligations with respect to such Covered Securityholder’s Covered Shares, if any, and any Company Earnout Shares (as defined in the BCA) which may be issued pursuant to the BCA; and

WHEREAS, the Board of Directors of each party to the BCA have adopted the BCA and approved the transactions contemplated thereby, and approved the execution and delivery of this Agreement and each other Support & Lock-Up Agreement in connection therewith, understanding that the execution and delivery of this Agreement and each other Support & Lock-Up Agreement by the Covered Securityholders is a material inducement and condition to Company’s willingness to enter into the BCA.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BCA. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Amalgamation Effective Time” shall have the meaning given such term in the BCA.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Securityholder Related Parties” means, with respect to any Covered Securityholder, such Covered Securityholder’s Affiliates.

“Covered Shares” means, with respect to a Covered Securityholder, the specified Covered Securityholder’s Existing Shares (as defined in such Covered Securityholder’s Support & Lock-Up Agreement), (i) together with any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares, in each case that such specified Covered Securityholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Core Securityholder has sole voting power, (ii) less any Company Shares or other securities disposed of pursuant to a Permitted Transfer. In addition, from and after the Amalgamation Effective Time until the Expiration Time, the “Covered Shares” shall be deemed to also include the AB PubCo Common Shares received by the Covered Securityholder in the Business Combination (other than Company Earnout Shares, if any).

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means, with respect to any Covered Securityholder, the Company Shares currently owned by such Covered Securityholder. The Core Securityholder’s Existing Shares are set forth on Schedule 1 of the Core Securityholder’s Support & Lock-Up Agreement.

“Expiration Time” means first date on which both of the Lock-up Periods have expired.

“Permitted Transfer” means a Transfer of Covered Shares or Company Earnout Shares (a) in the case of an entity, to such entity’s officers or director or to any affiliate or family member of such entity or its officers or directors; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; or (e)

in the case of the Core Securityholder, up to 50% of the Core Securityholder’s Existing Shares with the prior written consent of the SPAC, such consent not to be unreasonably withheld; provided, however, that all such permitted transferees must enter into a written agreement with the parties hereto agreeing to be bound by the transfer and other restrictions contained in this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.

“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (a) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; provided that the Company shall not be deemed a Subsidiary of the Core Securityholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

Section 2.01. Agreement to Vote.

(a) The Core Securityholder hereby agrees that during the term of this Agreement, at a meeting of the Company’s stockholders (the “Special Meeting”), and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of stockholders of the Company, the Core Securityholder shall, in each case to the fullest extent that the Covered Shares of the Core Securityholder are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause such Covered Shares to be counted as present thereat for purposes of calculating a quorum, or respond to the request by the Company for written consent, as applicable; and

(ii) vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Business Combination and approval of the other matters to be approved in connection therewith, and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) if a stockholder vote is required with respect thereto, against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the BCA, or of the Core Securityholder contained in this Agreement; and (C) if a stockholder vote is required with respect thereto, against any proposals that compete with the Business Combination and against any other action, agreement or transaction involving the Company or any of its Affiliates that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Business Combination or this Agreement or the performance by the Company its obligations under the BCA or by the Core Securityholder of his obligations under this Agreement.

(b) The Core Securityholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights in connection with the Arrangement and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement, the BCA or the consummation of the Business Combination, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the BCA or the Business Combination.

(c) The obligations of the Core Securityholder specified in this Section 2.01 shall apply whether or not the Business Combination or any action described above is recommended by the Boards of Directors of the Company (or any committee thereof).

Section 2.02. No Inconsistent Agreements. The Core Securityholder hereby covenants and agrees that, except for this Agreement, the Core Securityholder (a) has not entered into, and shall not enter into at any time prior to the Amalgamation Effective Time, any voting agreement or voting trust with respect to the Covered Shares of the Core Securityholder, (b) has not granted, and shall not grant at any time prior to the Amalgamation Effective Time, a proxy (except pursuant to Section 2.03 or pursuant to any proxy in form and substance reasonably satisfactory to SPAC and Company delivered to the Company, directing that the Covered Shares of the Core Securityholder be voted in accordance with Section 2.01), consent or power of attorney with respect to the Covered Shares of the Core Securityholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Core Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling the Core Securityholder from performing any of its covenants or obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude the Core Securityholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01. The Core Securityholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Core Securityholder prior to the execution of this Agreement in respect of the voting of the Core Securityholder’s Covered Shares, if any, are not irrevocable and the Core Securityholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Core Securityholder’s Covered Shares.

Section 2.03. Proxy. The Core Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, the SPAC and any Person designated in writing by the SPAC, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Covered Shares Beneficially Owned by the Core Securityholder in accordance with Section 2.01 in connection with any vote of stockholders of the Company in respect of any of the matters described in Section 2.01; provided, however, that the Core Securityholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, the Core Securityholder fails to vote such Covered Shares (or grant a consent or approval, as applicable) in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the SPAC to enter into the BCA and shall be irrevocable prior to the Amalgamation Effective Time, at which time any such proxy shall terminate and be released. Neither the SPAC nor any Person may exercise this proxy on any matter, or in circumstance, except as provided above. The SPAC may terminate this proxy with respect to the Core Securityholder at any time at its sole election by written notice provided to the Core Securityholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Covered Securityholder hereby represents and warrants to the SPAC and the Company as follows:

Section 3.01. Authorization; Validity of Agreement. If the Covered Securityholder is an entity, the Covered Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Covered Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by the Covered Securityholder and, assuming this Agreement constitutes a valid and binding obligation of the SPAC and the Company, constitutes a legal, valid and binding obligation of the Covered Securityholder, enforceable against the Covered Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). If the Covered

Securityholder is married and the Covered Securityholder’s Covered Shares constitute community property under applicable Law, this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Covered Securityholder’s spouse (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 3.02. Ownership. Except as otherwise set forth on Schedule 1, unless Transferred pursuant to a Permitted Transfer, (i) the Covered Securityholder’s Existing Shares, if any, are, and all of the Covered Shares Beneficially Owned by the Covered Securityholder from the date hereof through and at the Expiration Time will be, Beneficially Owned and owned of record by the Covered Securityholder, and (ii) the Covered Securityholder has good and valid title to the Covered Securityholder’s Existing Shares, if any, free and clear of any Encumbrances other than pursuant to this Agreement, pursuant to the Stockholders Agreement or under applicable federal or state securities laws. As of the date hereof, the Covered Securityholder’s Existing Shares, if any, constitute all of the Company Shares Beneficially Owned by the Covered Securityholder and all of the Company Shares (or any other equity interests of any the Company) owned of record by any Covered Securityholder over which the Covered Securityholder has sole voting power. Any Company Shares (or any other equity interests of the Company) Beneficially Owned or owned of record by the Covered Securityholder and over which the Covered Securityholder does not have sole voting power are covered by another Support & Lock-Up Agreement entered into on the date hereof by a Covered Securityholder. Unless Transferred pursuant to a Permitted Transfer, the Covered Securityholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Securityholder’s Existing Shares, if any, and with respect to all of the Covered Shares Beneficially Owned by the Covered Securityholder and over which the Covered Securityholder has sole voting power at all times through the Expiration Time.

Section 3.03. No Violation. The execution and delivery of this Agreement by the Covered Securityholder does not, and the performance by the Covered Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any applicable Law or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of the Covered Securityholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of the Covered Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Covered Securityholder is a party or by which it or any of its properties or assets may be bound, except in each case as would not prevent or delay consummation of the Business Combination and the other transactions contemplated by the BCA or impair the ability of the Covered Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by the Covered Securityholder does not, and the performance by the Covered Securityholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Covered Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

Section 3.05. Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of the Covered Securityholder, threatened against or affecting the Covered Securityholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Covered Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06. Reliance by Company. The Covered Securityholder understands and acknowledges that Company is entering into the BCA in reliance upon the execution and delivery of this Agreement by the Covered Securityholder and the representations and warranties of the Covered Securityholder contained herein. The Covered Securityholder understands and acknowledges that the BCA governs the terms of the Business Combination and the other transactions contemplated thereby.

Section 3.07. Adequate Information. The Covered Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the BCA and concerning the business and financial condition of the SPAC and the Company to make an informed decision regarding the matters referred to herein and has independently, based on such information as the Covered Securityholder has deemed appropriate, made the Covered Securityholder’s own analysis and decision to enter into this Agreement.

ARTICLE 4

OTHER COVENANTS

Section 4.01. Prohibition on Transfers; Other Actions.

(a) The Core Securityholder agrees that, until the Effective Time, the Core Securityholder shall not (i) Transfer or permit the Transfer of the Core Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, the Core Securityholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect the Core Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the earlier of the stockholder approval of the Arrangement and the Amalgamation Effective Time, the Core Securityholder (A) shall not request that the Company register the transfer (book-entry or otherwise) of any of the Core Securityholder’s Covered Shares or any certificate in respect thereof and (B) hereby consents to the entry of stop transfer instructions by the Company with respect to any transfer of the Core Securityholder’s Covered Shares, unless, in each case, such transfer is a Permitted Transfer. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Core Securityholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1 hereto to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, the Core Securityholder agrees that there are no terms of any such pledge or security interest that will prevent or impair the Core Securityholder from complying with any obligation, agreement or covenant set forth herein.

(b) The Core Securityholder shall not Transfer, or permit any Transfer, of 50% of such Core Securityholder’s Covered Shares (unless such Transfer is a Permitted Transfer) until the earlier of (i) one year after the completion of the Business Combination, or (ii) subsequent to the completion of the Business Combination, (A) the date on which the closing price of the AB PubCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after competition of the Business Combination or (B) the date on which AB PubCo (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of AB PubCo’s (or such successor’s) stockholders having the right to exchange their securities for cash, securities or other property (the “Common Shares Lock-up Period”).

(c) Each Covered Securityholder that is a Company Earnout Participant shall not Transfer, or permit the Transfer, of 50% of such Covered Shareholder’s Company Earnout Shares (unless such Transfer is a Permitted Transfer) until the earlier of (i) the six-month anniversary of the issuance of such Company Earnout Shares and (ii) the date on which AB PubCo (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of AB PubCo’s (or such successor’s) stockholders having the right to exchange their securities for cash, securities or other property (the “Company Earnout Shares Lock-up Period,” and together with the Common Shares Lock-up Period, the “Lock-up Periods”).

Section 4.02. Stock Dividends, Etc. In the event of any change in the common shares of the Company or the SPAC, as the case may be, by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares,” “Covered Shares” and “Company Earnout Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03. Notice of Acquisitions. The Core Securityholder agrees to notify the SPAC and the Company as promptly as reasonably practicable of the number of any additional Company Shares or other securities convertible into or exercisable or exchangeable for Company Shares of which the Core Securityholder acquires Beneficial Ownership on or after the date hereof and prior to the Amalgamation Effective Time.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, that any proxy granted hereunder shall be automatically and immediately terminated and released at the Effective Time. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a material breach of this Agreement or (iii) terminate the obligations under Section 2.01(b).

Section 5.02. No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (a) limit, restrict or otherwise affect the Covered Securityholder or any Affiliate or Representative of the Covered Securityholder in his or her capacity as a director or officer of the Company from acting (or not acting) in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in respect of the BCA, and no such actions or votes shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the Covered Securityholder or any of the Covered Securityholder’s Affiliates or Representatives from exercising fiduciary duties as a director or officer of the Company. Without limiting the foregoing, it is the intention of the parties that this Agreement shall apply to the Covered Securityholder solely in the Covered Securityholder’s capacity as a stockholder of the Company.

Section 5.03. No Ownership Interest. The Covered Securityholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Covered Securityholder’s Covered Shares shall remain vested in and belong to the Covered Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company or the SPAC any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight courier service, as follows:

if to Company:

Avila Energy Corporation

1439 17th Avenue SE, Suite 201

Calgary, AB T2G 1J9

Attention: Leonard Van Betuw

Email: leonard.v@avilaenergy.com

with a copy to (which shall not constitute notice):

WeirFoulds LLP

TD Bank Tower

66 Wellington Street West, Suite 4100

Toronto, Ontario M5K 1B7

Attention: Wayne Egan

Email: wegan@weirfoulds.com

if to the SPAC:

Insight Acquisition Corp.

333 East 91st Street

New York, NY 10128

Attn: Michael Singer

E-mail: msinger@insightacqcorp.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum

Email: mnussbaum@loeb.com

and if to the Covered Securityholder, to the address set forth on Schedule 1,

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.05. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.06. Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 5.07. Entire Agreement. This Agreement and, to the extent referenced herein, the BCA, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 3, the Covered Securityholder makes no express or implied representation or warranty with respect to the Covered Securityholder or the Covered Shares, or otherwise.

Section 5.08. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Province of Alberta and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the Province of Alberta. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the Alberta courts situated in the City of Calgary and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(b) EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.09. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10. Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.12. Successors and Assigns; Third Party Beneficiaries. Other than by the Covered Securityholder to a transferee pursuant to a Permitted Transfer, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 5.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14. Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (i) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Covered Securityholder may be made only against, the Covered Securityholder, and (ii) none of the Covered Securityholder Related Parties shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

AVILA ENERGY CORPORATION

By:	/s/ Leonard B. Van Betuw
	Name:	Leonard B. Van Betuw
	Title:	President and CEO

INSIGHT ACQUISITION CORPORATION

By:	/s/ Jeff Gary
	Name:	Jeff Gary
	Title:	Chief Executive Officer

/s/ Leonard B. Van Betuw
Name: Leonard B. Van Betuw